                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                 EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

     Filed by the registrant /X/
     Filed by a party other than the registrant / /
     Check the appropriate box:
     / / Preliminary proxy statement
     /X/ Definitive proxy statement
     / / Definitive additional materials
     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                      FEDERAL PAPER BOARD COMPANY, INC.
- - --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                      FEDERAL PAPER BOARD COMPANY, INC.
- - --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

- - --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transactions applies:

- - --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

- - --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- - --------------------------------------------------------------------------------
     / / Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registrations statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- - --------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

- - --------------------------------------------------------------------------------
     (3) Filing party:

- - --------------------------------------------------------------------------------
     (4) Date filed:

- - --------------------------------------------------------------------------------
- - ---------------
    (1)Set forth the amount on which the filing fee is calculated and state how it was determined.

              [FEDERAL PAPER BOARD COMPANY, INC. LOGO AND ADDRESS]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 APRIL 19, 1994

TO THE COMMON AND $1.20 CONVERTIBLE PREFERRED STOCKHOLDERS OF FEDERAL PAPER BOARD COMPANY, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Federal Paper Board Company, Inc. (the "Company") will be held on Tuesday, April 19, 1994 at 10 A.M., local time, at Chemical Bank, 11th Floor, 270 Park Avenue, New York, N.Y., for the following purposes:

     1. To elect three directors;

     2. To consider and vote upon a proposal to approve the 1992 Key Employees Long Term Compensation Plan;

     3. To ratify the designation of Deloitte & Touche as independent auditors of the Company for fiscal year 1994;

     4. To act upon the stockholder proposal described in the attached Proxy Statement.

     5. To transact such other business as may properly come before said meeting, or any adjournment thereof.

     Only holders of Common and $1.20 Convertible Preferred Stock of record at the close of business on March 1, 1994 will be entitled to notice of and to vote at said meeting or any adjournment thereof.

     Stockholders who do not expect to be present are requested to fill in and sign the accompanying proxy and return it to the Company.

                                          By Order of the Board of Directors

                                          JOHN T. FLYNN, JR.
                                          Assistant Secretary

March 15, 1994

                       FEDERAL PAPER BOARD COMPANY, INC.
                             75 CHESTNUT RIDGE ROAD
                           MONTVALE, NEW JERSEY 07645

                                 MARCH 15, 1994

                                PROXY STATEMENT

SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

     This proxy statement and the accompanying Notice of Annual Meeting and form of proxy are being furnished to the holders of the Common and $1.20 Convertible Preferred Stock of the Company in connection with the solicitation by the Board of Directors of the Company of proxies to be used at the Annual Meeting of Stockholders to be held on April 19, 1994 at 10 A.M., local time, at Chemical Bank, 11th Floor, 270 Park Avenue, New York, N.Y., and at any adjournments thereof. The close of business March 1, 1994, is the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.

     These proxy materials are being mailed on or about March 15, 1994 to such stockholders. On February 17, 1994, the Company had outstanding 42,175,326 shares of Common Stock and 57,527 shares of $1.20 Convertible Preferred Stock. Each share of Common Stock is entitled to one vote and each share of $1.20 Convertible Preferred Stock is entitled to 5.02 votes. Any stockholder giving a proxy for the meeting may revoke it prior to the voting thereof on any matter (without affecting, however, any vote taken prior to revocation) by written notice to the Secretary of the Company, by submission of another proxy bearing a later date, or by appearing and voting in person at the Annual Meeting. You may also be represented by another person present at the meeting through executing a form of proxy designating such person to act on your behalf. Each unrevoked proxy card properly executed and received prior to the close of the meeting will be voted as indicated. Where specific instructions are not indicated, the proxy will be voted FOR the election of all directors as nominated, FOR the 1992 Key Employees Long Term Compensation Plan, FOR the approval of the selection of Deloitte & Touche as independent auditors, and AGAINST the stockholder proposal. A majority of the shares represented at the meeting and entitled to vote is required for approval of each of the proposals. Abstentions and broker nonvotes are not voted in favor of or against any matter that may come before the Annual Meeting. Such abstentions and broker nonvotes will, however, have the effect of a negative vote if an item requires the approval of a specified percentage of all issued and outstanding shares of the Company's common stock.

     The cost of soliciting proxies will be borne by the Company. In addition, the Company will reimburse its transfer agent for charges and expenses in connection with the distribution of proxy material to brokers or other persons holding stock in their names or in the names of their nominees. The Company will reimburse banks, brokers and other custodians, nominees and fiduciaries for their costs in sending the proxy material to the beneficial owners of the Common and $1.20 Convertible Preferred Stock.

     Following the original mailing of the proxy material, solicitation of proxies may be made by certain officers and regular employees of the Company by mail, telephone, telegraph or personal interview. The Company has also retained Georgeson & Co. to aid in the solicitation of proxies. It is anticipated that the amount the Company will pay for Georgeson & Co.'s services will not exceed $7,500 plus reimbursement of expenses.

     The Company will file its Annual Report on Form 10-K with the Securities and Exchange Commission in March, 1994. A copy of the Report, including the financial statements and schedules thereto, and a list describing any exhibits not contained therein, may be obtained without charge by written request to Federal Paper Board Company, Inc., 75 Chestnut Ridge Road, Montvale, New Jersey 07645, Attention: Secretary. Copies of any such exhibits will be furnished upon written request at a cost of twenty-five cents per page.

     The Board of Directors knows of no matters, other than those stated above, to be presented for consideration at the Annual Meeting. If, however, any other matters properly come before the Annual

Meeting or any adjournments thereof, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their judgment on any such matters. The persons named in the enclosed proxy may also, if a quorum is not present, vote such proxy to adjourn the Annual Meeting from time to time.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

     The following table sets forth certain information concerning the ownership of shares of Common Stock by (i) each person who is known by the Company to own beneficially more than five percent (5%) of the issued and outstanding Common Stock, (ii) each director and nominee for director of the Company, (iii) each named executive officer described in the section of this Proxy Statement captioned "Executive Compensation", and (iv) all directors and executive officers as a group. Except as otherwise indicated, each individual named has sole investment and voting power with respect to the securities shown as of February 17, 1994, or such other date indicated below. To the knowledge of the Company, no one owns beneficially more than 5% of the Company's $1.20 Convertible Preferred Stock.

                                                                 AMOUNT &
                                                                 NATURE OF             PERCENT
                                                                 BENEFICIAL              OF
                   NAME OF BENEFICIAL OWNER                      OWNERSHIP              CLASS
- - ---------------------------------------------------------------  ---------            ---------
Merrill Lynch & Co., Inc.......................................  2,295,769(a)               5.5
  World Financial Center, North Tower
  250 Vessey Street
  New York, New York 10281
Federal Paper Board Company, Inc. Savings and Stock Ownership
  Plans........................................................  1,881,170(b)               4.4
John R. Kennedy................................................  1,127,566(c)(d)(e)         2.7
Quentin J. Kennedy.............................................    893,254(c)(d)(e)         2.1
Robert D. Baldwin..............................................     84,692(c)
W. Mark Massey, Jr.............................................     92,968(c)
John L. Kelsey.................................................     34,500(f)         each less
Thomas L. Cassidy..............................................     32,908(f)           than 1%
W. Ran Clerihue................................................     22,500(f)
Edmund J. Kelly................................................      6,500(f)
James T. Flynn.................................................      4,500(f)
All Directors and Officers as a group, 26
  persons(c)(d)(e)(f)(g).......................................  2,953,957                  7.0

- - ---------------

(a) Based on information set forth in a Schedule 13G mailed to the Company on February 16, 1994 by Merrill Lynch & Co., Inc., on behalf of itself, Merrill Lynch Group, Inc., Princeton Services, Inc. and Merrill Lynch Asset Management, L.P. In Item 4 thereof, the parties disclaim beneficial ownership of Company common stock except for stock held in proprietary accounts of Merrill Lynch's broker-dealer subsidiary.

(b) The Federal Paper Board Company, Inc. Savings and Stock Ownership Plans, 75 Chestnut Ridge Road, Montvale, New Jersey 07645 advised that as of January 1, 1994 4.4% of the Common Stock of the Company is held by the Trustee. Under the terms of the Plans, stock shall be voted by the Trustee as directed by the participant to whose account such stock is credited. If instructions from the participants are not timely received by the Trustee with respect to any such stock in the savings portion of the Plans, the Trustee shall vote the uninstructed stock in the same proportions as the Trustee was instructed to vote with respect to the shares for which it received instructions. The Trustee may not vote shares in the employee stock ownership portion of the Plans for which voting instructions have not been received.

(c) Includes shares of Common Stock held as of January 1, 1994, in the Company Savings and Stock Ownership Plan for Salaried Employees, as follows: for John R. Kennedy, 70,258; for Quentin J.

    Kennedy, 64,364; for Robert D. Baldwin, 9,029; for W. Mark Massey, Jr., 8,460 and for all officers and directors as a group, 305,625. Also includes shares of Common Stock under the 1989 and 1992 Key Employee Stock Option Plans as to which officers have the right to acquire beneficial ownership through the exercise of options which are vested or will become vested within 60 days of February 17, 1994, as follows: for John R. Kennedy, 67,500; for Quentin J. Kennedy, 33,750; for Robert D. Baldwin, 27,000; for
    W. Mark Massey, Jr., 27,000; and for all officers and directors as a group, 299,000.

(d) Includes 98,300 shares of Common Stock held by The John R. Kennedy Foundation Incorporated, and 36,500 shares of Common Stock held by The Jack Kennedy Foundation. Mr. John R. Kennedy is President of both Foundations.

    Includes 226,920 shares of Common Stock held equally in three trusts of which John R. Kennedy is co-trustee with Quentin J. Kennedy. Under one of such trusts John R. Kennedy is also beneficiary.

    Includes 47,912 shares of Common Stock held under the Uniform Gift to Minors Act. Includes 21,120 shares of Common Stock held in a trust of which John R. Kennedy is co-trustee.

(e) Includes 194,800 shares of Common Stock held by the Quentin J. Kennedy Foundation, of which Quentin J. Kennedy is President and Treasurer.

    Includes 226,920 shares of Common Stock held equally in three trusts of which Quentin J. Kennedy is co-trustee with John R. Kennedy. Under one of such trusts Quentin J. Kennedy is also beneficiary.

(f) Includes shares of Common Stock under the 1992 Stock Option Plan for Non-Employee Directors as to which Messrs. Cassidy, Clerihue, Flynn, Kelly and Kelsey each have the right to acquire 2,500 shares of Common Stock through the exercise of options which are vested or will become vested within 60 days of February 17, 1994.

(g) Quentin J. Kennedy, Director, Executive Vice President and Secretary of the Company, and John R. Kennedy, Director and President of the Company, are brothers.

PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

     At the Annual Meeting three (3) Directors are to be elected in Class II, with Messrs. Clerihue, Flynn and Q. J. Kennedy each to hold office for four years or until their respective successors are elected and qualified. The remaining Directors will continue to serve as set forth below. It is intended that the shares represented by the enclosed proxy will be voted for the election of the three nominees named below.

     Should any such nominee be unable or unwilling to accept nomination or election, it is intended that the accompanying proxy will be voted for such other person or persons as may be nominated by the Board of Directors. All of the nominees have been previously elected by stockholders. This year Mr. Flynn, a director in Class I, has consented to be nominated in Class II. If elected to Class II, Mr. Flynn will cease to be a Director in Class I. The Board of Directors has no reason to believe that any of the nominees will be unavailable to serve if elected.

     The following sets forth certain information furnished to the Company by each nominee and each Director continuing to serve.

           CLASS I DIRECTORS CONTINUING IN OFFICE WHOSE TERMS EXPIRE
                           AT THE 1997 ANNUAL MEETING

DIRECTOR, YEAR FIRST
 ELECTED AS DIRECTOR     AGE           PRINCIPAL OCCUPATIONS, BUSINESS AND DIRECTORSHIPS
- - ---------------------    ---     --------------------------------------------------------------
Thomas L. Cassidy        65      Managing Director, Trust Company of the West, an investment
1981                               management firm; and Senior Partner, TCW Capital (an
                                   affiliate).
                                 Director of: Spartech Corporation; DeVlieg-Bullard, Inc.;
                                   Holnam, Inc.
W. Mark Massey, Jr.      55      Senior Vice President of the Company.
1990

                            NOMINEES FOR ELECTION AS

                CLASS II DIRECTORS FOR A FOUR YEAR TERM EXPIRING
                           AT THE 1998 ANNUAL MEETING

DIRECTOR, YEAR FIRST
 ELECTED AS DIRECTOR     AGE           PRINCIPAL OCCUPATIONS, BUSINESS AND DIRECTORSHIPS
- - ---------------------    ---     --------------------------------------------------------------
W. Ran Clerihue          70      Consultant. Formerly President and Chief Executive Officer,
1977                               Wabasso, Inc., a textile manufacturer. Chairman of the Board and Director of Spartech Corporation.
James T. Flynn           54      Chief Financial Officer, J.P. Morgan & Co., Incorporated,
1991                               October, 1990 to date; formerly Executive Vice President of
                                   J.P. Morgan, March, 1985 to October, 1990.
Quentin J. Kennedy       60      Executive Vice President and Secretary of the Company.
1980                               Director of: Hooper Holmes, Inc.

          CLASS III DIRECTORS CONTINUING IN OFFICE WHOSE TERMS EXPIRE
                           AT THE 1995 ANNUAL MEETING

DIRECTOR, YEAR FIRST
 ELECTED AS DIRECTOR     AGE           PRINCIPAL OCCUPATIONS, BUSINESS AND DIRECTORSHIPS
- - ---------------------    ---     --------------------------------------------------------------
John R. Kennedy          63      President and Chief Executive Officer of the Company.
1961                               Director of: First Fidelity Bancorporation;
                                   Magma Copper Company; DeVlieg-Bullard, Inc.
Robert D. Baldwin        56      Senior Vice President of the Company.
1987

           CLASS IV DIRECTORS CONTINUING IN OFFICE WHOSE TERMS EXPIRE
                           AT THE 1996 ANNUAL MEETING

DIRECTOR, YEAR FIRST
 ELECTED AS DIRECTOR     AGE           PRINCIPAL OCCUPATIONS, BUSINESS AND DIRECTORSHIPS
- - ---------------------    ---     --------------------------------------------------------------
Edmund J. Kelly          56      Vice Chairman, Eighteen Seventy Corporation, a private
1981                               investment firm.
John L. Kelsey           68      Consultant. Formerly Managing Director of PaineWebber
1976                               Incorporated.
                                   Director of: Standard Motor Products Company; Box Energy
                                   Corporation.

ADDITIONAL INFORMATION RELATING TO THE BOARD OF DIRECTORS

ATTENDANCE AT BOARD AND COMMITTEE MEETINGS

     During fiscal year 1993, the Board of Directors held twelve (12) meetings, one (1) of which was a telephone meeting. During that fiscal year, each director attended 75% or more of the aggregate of (i) the meetings of the Board of Directors and (ii) the meetings of the committees on which such director served that were held during the period in which he was a director.

COMMITTEES OF THE BOARD

     The Company has a standing Executive Committee (which until March 15, 1994 also served as the Compensation Committee), Audit Committee and Stock Option Committee. The responsibilities of the standing committees of the Company's Board of Directors are described as follows.

     Executive Committee. The Executive Committee during fiscal year 1993 consisted of Messrs. John R. Kennedy, Thomas L. Cassidy, W. Ran Clerihue, John
L. Kelsey, and Quentin J. Kennedy. Between meetings of the Board of Directors, the Executive Committee has all powers which may be lawfully delegated to it under New York law. In general, the Executive Committee may supervise the management of all business of the Company except matters which by law specifically require the action of the full Board of Directors or of the stockholders. During fiscal year 1993, the Executive Committee met on eleven
(11) occasions. Actions taken by the Executive Committee are subsequently presented for ratification at the next regular meeting of the Board of Directors.

     Compensation Committee. The Executive Committee acts from time to time as the Compensation Committee with respect to compensation paid to officers and certain key employees. On March 15, 1994, the Board of Directors appointed a Compensation Committee consisting of three directors, each of whom is an independent director. Such Committee will in the future determine the compensation of the President, Executive Vice President and other members of the Key Executive Group, and will administer the 1992 Key Employees Long Term Compensation Plan.

     Audit Committee. The Audit Committee during fiscal year 1993 consisted of Messrs. Kelsey, Flynn, Cassidy and Clerihue. The Audit Committee held two (2) meetings during fiscal year 1993. This Committee reviews and makes inquiries, as it deems appropriate, with respect to the scope and results of the audit by the Company's independent auditors, the actions of the Company's internal audit department, and the adequacy of the Company's system of internal accounting controls and procedures, participates in the selection and the fee paid for services rendered by the Company's independent auditors.

     Stock Option Committee. The Stock Option Committee consists of Messrs. Flynn, Cassidy and Kelsey. It met on three occasions during fiscal year 1993. The Committee administers the Company's 1989 and 1992 Key Employee Stock Option Plans.

     Compensation Committee Interlocks and Insider Participation.

     1. Messrs. John R. Kennedy and Quentin J. Kennedy, respectively the President and Executive Vice President of the Company, serve on the Compensation Committee.

     2. As of January 1, 1994, the Company had outstanding loans from Morgan Guaranty Trust Company of New York and Morgan Bank, Delaware, each a subsidiary of J.P. Morgan & Co., in the amount of $80 million. During 1993, Morgan Guaranty received fees from the Company for a variety of financial services. The Company believes the fees it paid were comparable to fees charged by other banks for similar banking services. Mr. Flynn, a Director, is Chief Financial Officer of J.P. Morgan & Co.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

     The following table sets forth a summary for the last three (3) fiscal years of the cash and non-cash compensation awarded to, earned by, or paid to, the Chief Executive Officer of the Company and each of the four most highly compensated executive officers whose individual remuneration exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                        FISCAL YEARS 1993, 1992 AND 1991

                                                       ANNUAL COMPENSATION
                                                 --------------------------------                     LONG TERM COMPENSATION
                                                                           (E)                   --------------------------------
                                                                          OTHER                               (H)          (I)
                                         (B)                             ANNUAL        (F)         (G)      PAYOUTS     ALL OTHER
                            (A)         FISCAL      (C)         (D)      COMPEN-    RESTRICTED   AWARDS       LTIP       COMPEN-
        NAME              POSITION       YEAR    SALARY($)   BONUS($)   SATION($)     STOCK      OPTIONS   PAYOUTS($)   SATION($)
- - --------------------  ----------------  ------   ---------   ---------  ---------   ----------   -------   ----------   ---------
John R. Kennedy.....  President and      1993    $946,154    $     -0-  $124,381        None     174,000    $    -0-(1)  $24,013
                      Chief Executive    1992     907,692      130,000   152,664        None     50,000          -0-      34,616
                      Officer            1991     800,000          -0-   203,622        None        -0-      508,006      42,759
Quentin J.            Executive Vice     1993     462,211          -0-    25,072        None     87,000          -0-(1)   33,768
  Kennedy...........  President          1992     428,846       61,750    23,990        None     25,000          -0-      15,767
                                         1991     375,000          -0-    23,041        None        -0-      214,918      19,040
Robert D. Baldwin...  Senior Vice        1993     437,884          -0-    23,498        None     70,000          -0-(1)   10,742
                      President          1992     403,846       58,500    22,915        None     20,000          -0-      14,525
                                         1991     350,000          -0-    21,328        None        -0-      195,375      17,341
W. Mark Massey,       Senior Vice        1993     437,884          -0-    23,498        None     50,000          -0-(1)   10,647
  Jr................  President          1992     403,846       58,500    18,562        None     20,000          -0-      14,446
                                         1991     350,000          -0-    14,465        None        -0-      155,505      16,082
John E. Abodeely....  Vice President     1993     225,000          -0-    11,748        None     35,000          -0-(1)    5,468
                                         1992     201,923       29,250    11,465        None     10,000          -0-       7,075
                                         1991     175,000          -0-    11,799        None        -0-      131,296       9,518

- - ---------------
(1) 1989 plan year award

(e) Phantom share dividends and, for John R. Kennedy, use of Company plane in sums of $67,190, $97,584, and $149,044 for 1993, 1992, and 1991,
     respectively.

(g) Includes re-issued options cancelled under the 1989 and 1992 Stock Option Plans, as follows, for John R. Kennedy 150,000 shares; for Quentin J. Kennedy 75,000 shares; for Robert D. Baldwin 60,000 shares, for W. Mark Massey, Jr. 40,000 shares; and for John E. Abodeely 30,000 shares.

(i) Includes Company contributions to the Savings Plan & Supplemental Savings Plan as follows, for John R. Kennedy $20,596, $31,382, and $39,702 for 1993, 1992 and 1991, respectively; for Quentin J. Kennedy $9,961, $14,311, and $17,697 for 1993, 1992 and 1991, respectively; for Robert D. Baldwin $9,613, $13,474, and $16,361 for 1993, 1992 and 1991, respectively; for W.
     Mark Massey, Jr. $9,613, $13,474, and $15,165 for 1993, 1992 and 1991,
     respectively; and for John E. Abodeely $5,063, $6,686, and $9,189 for 1993, 1992 and 1991, respectively. Split dollar insurance values are for John R. Kennedy, $3,417, $3,234, and $3,057 for 1993, 1992 and 1991, respectively;
     for Quentin J. Kennedy, $23,807, $1,456, and $1,343 for 1993, 1992 and
     1991, respectively; for Robert D. Baldwin $1,129, $1,051, and $980 for 1993, 1992 and 1991, respectively; for W. Mark Massey, Jr., $1,034, $972, and $917 for 1993, 1992 and 1991, respectively; and for John E. Abodeely $405, $389, and $329 for 1993, 1992 and 1991, respectively.

     The following table sets forth information concerning each exercise of stock options during fiscal year 1993 by each of the named executive officers and the fiscal year-end value of unexercised options.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND 1/1/94 OPTION VALUES

                                                                                      (E)
                                                                                          VALUE OF
                                                                        (D)              UNEXERCISED
                                                                     NUMBER OF          IN-THE-MONEY
                                                                    OPTIONS AT             OPTIONS
                                    (B)               (C)            1/1/94(#)          AT 1/1/94($)
            (A)               SHARES ACQUIRED        VALUE         EXERCISABLE/         EXERCISABLE/
            NAME              ON EXERCISE(#)      REALIZED($)      UNEXERCISABLE        UNEXERCISABLE
- - ----------------------------  ---------------     -----------     ---------------     -----------------
John R. Kennedy.............        None              None         67,500/196,500     $210,938/$116,813
Quentin J. Kennedy..........        None              None         33,750/ 98,250        105,468/58,406
Robert D. Baldwin...........        None              None         27,000/ 79,000         84,375/46,875
W. Mark Massey, Jr..........        None              None         27,000/ 59,000         84,375/39,375
John E. Abodeely............        None              None         13,500/ 39,500         42,188/23,438

     The following table sets forth information concerning individual grants of stock options made during fiscal year 1993 to each of the named executive officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                     GRANT DATE VALUE
                                                                                  -----------------------
                              INDIVIDUAL GRANTS                                             (F)
- - -----------------------------------------------------------------------------
                                          (C)                                      POTENTIAL REALIZABLE
                                       % OF TOTAL                                    VALUE AT ASSUMED
                                        OPTIONS                                       ANNUAL RATES OF
                                        GRANTED         (D)                             STOCK PRICE
                             (B)           TO         EXERCISE                       APPRECIATION FOR
                           OPTIONS     EMPLOYEES      OR BASE         (E)              OPTION TERMS
           (A)             GRANTED     IN FISCAL       PRICE       EXPIRATION     -----------------------
          NAME               (#)          YEAR         ($/SH)         DATE          5% $         10% $
- - -------------------------  -------     ----------     --------     ----------     --------     ----------
1989 STOCK OPTION PLAN
John R. Kennedy..........  100,000         5.0        $ 20.875       12/21/98     $576,738     $1,274,440
Quentin J. Kennedy.......   50,000         2.5          20.875       12/21/98      288,369        637,220
Robert D. Baldwin........   40,000         2.0          20.875       12/21/98      230,695        509,776
W. Mark Massey, Jr.......   20,000         1.0          20.875       12/21/98      115,347        254,888
John E. Abodeely.........   20,000         1.0          20.875       12/21/98      115,347        254,888
1992 STOCK OPTION PLAN
John R. Kennedy..........   24,000         1.2        $ 20.875       12/21/98      138,417        305,865
Quentin J. Kennedy.......   12,000          .6          20.875       12/21/98       69,208        152,933
Robert D. Baldwin........   10,000          .5          20.875       12/21/98       57,673        127,444
W. Mark Massey, Jr.......   10,000          .5          20.875       12/21/98       57,673        127,444
John E. Abodeely.........    5,000          .3          20.875       12/21/98       28,837         63,722
1992 STOCK OPTION PLAN
John R. Kennedy..........   50,000         2.5        $ 22.375        5/18/98      309,090        683,008
Quentin J. Kennedy.......   25,000         1.2          22.375        5/18/98      154,545        341,504
Robert D. Baldwin........   20,000         1.0          22.375        5/18/98      123,636        273,203
W. Mark Massey, Jr.......   20,000         1.0          22.375        5/18/98      123,636        273,203
John E. Abodeely.........   10,000          .5          22.375        5/18/98       61,818        136,602

- - ---------------
(1) Options described in this table were issued under the Company's 1989 and 1992 Key Employee Stock Option Plan, and consist primarily of options other than incentive stock options, as permitted by such Plan. The options extend for a period of five years from the date of grant, were issued at the fair market value of the option at time of grant, and permit exercise of one fourth of the shares on the first, second, third and fourth anniversaries of the date of grant. The purchase price upon exercise of an option may be paid either in cash or, if the option permits, in shares of Company common stock already owned, or a combination thereof. If the employment of a member of the Key Management Group, which includes the five individuals described in this table, terminates by reason of early retirement, his option may thereafter be exercised in full if permitted by the Stock Option Committee, or otherwise only to the extent it was exercisable at time of early retirement for three years from the date of termination or the stated period of the option, whichever is shorter. On death of an optionee, the option is immediately exercisable in full for six months from the date of death, or the expiration of the option period, whichever is shorter. In the event of a merger or other reorganization in which the shareholders of the Company receive cash or stock (other than stock in the Company) or in certain tender offer situations the Committee has the duty to accelerate the exercisability of all outstanding options. Options may, at the discretion of the Committee, also contain limited stock appreciation rights enabling optionees to cash out the options in certain tender offer, merger, reorganizations and similar events.

              LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

                          NUMBER OF SHARES AND UNITS
                                    AWARDED               PERFORMANCE      ESTIMATED FUTURE PAYOUTS
                        -------------------------------     PERIOD               OF CASH UNITS
                        BASE-YEAR    PHANTOM     CASH        UNTIL      -------------------------------
         NAME             SALARY     SHARES     UNITS       PAYOUT      THRESHOLD    TARGET    MAXIMUM
- - ----------------------  ----------   -------   --------   -----------   ---------   --------   --------
John R. Kennedy.......  $1,000,000   19,641    $750,000     3 years      $25,000    $500,000   $750,000
Quentin J. Kennedy....     475,000    9,329     356,250     3 years       11,875     237,500   356,250
Robert D. Baldwin.....     450,000    8,838     337,500     3 years       11,250     225,000   337,500
W. Mark Massey,
  Jr. ................     450,000    8,838     337,500     3 years       11,250     225,000   337,500
John E. Abodeely......     225,000    4,419     168,750     3 years        5,625     112,500   168,750

- - ---------------

The number of phantom shares are established at 50% of base year salary, cash units are established at 75%. Payouts of awards are tied to achieving specified levels of return on equity (ROE) and/or growth in fully diluted earnings per share (EPS) over the three year plan cycle. No payout of phantom shares or cash units is made if ROE and EPS growth fall below minimum targets. Combinations of ROE and EPS growth resulting in awards of 50% or less of base year salary are paid from the phantom shares. Phantom shares are valued at the average closing market price for the twenty consecutive trading days prior to the end of the three year cycle and will be included, if earned, in the Summary Compensation Table for the payout year. Combinations of ROE and EPS growth resulting in awards of more than 50% of base year salary are paid from the established cash units. No combination of ROE and EPS growth can result in award of more than the established phantom shares and cash units.

     During fiscal year 1993 stock options granted under the Company's 1989 and 1992 Key Employee Stock Option Plans were cancelled and reissued, as further described in the table below, and as further discussed in the Compensation Committee Report appearing on page 12 of this Proxy Statement.

                                                         TEN-YEAR OPTION REPRICINGS
                             ----------------------------------------------------------------------------------
                                                            (D)
                                                          MARKET                                       (G)
                                             (C)           PRICE           (E)                      LENGTH OF
                                          NUMBER OF      OF STOCK       EXERCISE                    ORIGINAL
                                         SECURITIES     AT TIME OF      PRICE AT                   OPTION TERM
                                         UNDERLYING      REPRICING       TIME OF         (F)        REMAINING
                                        OPTIONS/SARS        OR        REPRICING OR       NEW       AT DATE OF
            (A)                 (B)      REPRICED OR     AMENDMENT      AMENDMENT     EXERCISE    REPRICING OR
           NAME                DATE      AMENDED(#)         ($)            ($)        PRICE($)      AMENDMENT
- - ---------------------------  ---------  -------------   -----------   -------------   ---------   -------------
John R. Kennedy
  President and Chief
  Executive Officer........   12/21/93     100,000        $20.875        $24.625       $ 20.875          5 mos.
                               5/18/93      50,000         22.375          30.25         22.375   4 yrs. 2 mos.
Quentin J. Kennedy
  Executive Vice
  President................   12/21/93      50,000         20.875         24.625         20.875          5 mos.
                               5/18/93      25,000         22.375          30.25         22.375   4 yrs. 2 mos.
Robert D. Baldwin
  Senior Vice President....   12/21/93      40,000         20.875         24.625         20.875          5 mos.
                               5/18/93      20,000         22.375          30.25         22.375   4 yrs. 2 mos.
W. Mark Massey, Jr.
  Senior Vice President....   12/21/93      20,000         20.875         24.625         20.875          5 mos.
                               5/18/93      20,000         22.375          30.25         22.375   4 yrs. 2 mos.
John E. Abodeely
  Vice President...........   12/21/93      20,000         20.875         24.625         20.875           5 mos
                               5/18/93      10,000         22.375          30.25         22.375   4 yrs. 2 mos.

                         SUMMARY OF COMPENSATION PLANS

     Summarized below is a brief description of each of the compensation plans indicated.

     (A)  EMPLOYEE RETIREMENT PLANS

     The Company has a defined benefit pension plan which covers substantially all salaried employees with at least one year of service. The Plan is funded annually using the projected unit credit method and is designed to provide a monthly pension, commencing at age 65, equal to a percentage of the employee's average compensation for his or her five highest consecutive years within the last ten years of employment. Assuming a continuation of employment with the Company until normal retirement at age 65, the following table sets forth the estimated annual pension benefits payable for specified levels of compensation and years of service. The Company also maintains a non-qualified benefit equalization plan designed to provide benefits to certain salaried employees in excess of limitations required by the Internal Revenue Code of 1986, as amended (the "Code").

     In addition, the Company has established a Supplemental Executive Retirement Plan ("SERP"), available only to certain executives, with benefits payable out of general funds of the Company either directly or through a trust established for such purpose. The normal retirement benefit payable annually under the SERP to certain executives of the Company, including its five most highly compensated executives, who retire at or after age 65, is equal to 50% of the employee's average compensation for the 3 years immediately preceding his retirement less amounts payable to him under the Company's pension plan and the benefit equalization plan. Benefits under the SERP shall not be less than 10% or exceed 20% of the average compensation. The SERP and the benefit equalization plan described above permit the employee, at his option, to receive the benefits in a lump sum of equivalent actuarial value at the time of retirement. The annual estimated amounts that would be payable under the SERP assuming retirement at age 65 with increases of 6% per year on pensionable compensation would be, for John R. Kennedy, $202,053; for Quentin J. Kennedy, $56,490; for Robert D. Baldwin, $135,128; for W. Mark Massey, Jr., $71,967; and for John E. Abodeely, $73,091. These amounts are payable in addition to the pension plan payment illustrated in the Pension Plan Table.

                               PENSION PLAN TABLE

  HIGHEST
CONSECUTIVE
 FIVE-YEAR                    ANNUAL PENSION FOR REPRESENTATIVE YEARS OF CREDITED SERVICE
  AVERAGE        --------------------------------------------------------------------------------------
COMPENSATION        10           15           20           25           30           35           40
- - ------------     --------     --------     --------     --------     --------     --------     --------
 $  250,000      $ 37,275     $ 55,912     $ 74,550     $ 93,187     $111,825     $130,462*    $149,100*
    500,000        74,775      112,162      149,550*     186,937*     224,325*     261,712*     299,100*
    900,000       134,775*     202,162*     269,550*     336,937*     404,325*     471,712*     539,100*
  1,000,000       149,775*     224,662*     299,550*     374,437*     449,325*     524,212*     599,100*
  1,500,000       224,775*     337,162*     449,550*     561,937*     674,325*     786,712*     899,100*

- - ---------------
* Amounts indicated by an asterisk are subject to reduction because of the annual pension limitations imposed under the Code; however, the extent of any reduction will vary in individual cases according to circumstances existing at the time pension payments are made.

     Compensation covered by the Plan includes amounts shown under columns (c),
(d) and (h) of the Summary Compensation Table. Covered compensation provided by the Plan for Executive Officers does not differ by more than 10% from the amounts set forth in the Summary Compensation Table.

     The amounts in the table are not subject to deduction for social security or other offset amounts. As of January 1, 1994, the number of years of service credited for the five previously described most highly compensated executive officers was as follows: for John R. Kennedy, 41; for Quentin J. Kennedy, 33; for Robert D. Baldwin, 10; for W. Mark Massey, Jr., 25; and for John E. Abodeely, 10. Amounts payable in excess of the Code limitations are paid under a benefit equalization plan of the Company.

     (B)  SAVINGS AND STOCK OWNERSHIP PLANS

     The Company Savings and Stock Ownership Plan was approved by the stockholders in 1976. The Plan has no specified termination date but may be terminated at any time by the Board of Directors of the Company. Under the terms of the Plan a Savings and Stock Ownership Plan Committee, appointed by the Board of Directors, has primary responsibility and authority for the administration of the Plan. The Plan was originally comprised of two programs: The Savings Program and the Stock Ownership Program. As a result of changes to the Federal income tax laws in 1986, contributions under the Stock Ownership Program were discontinued in 1987.

     The Stock Ownership Program provides for issuance of Common Stock of the Company to a trust fund for the benefit of eligible employees. The Company made its last contribution to the program in 1986 and does not anticipate further contributions. The contributions were generally based upon tax credits available to the Company under the Code, which have expired, and were allocated to eligible employees based upon compensation paid.

     The Savings Program provides for pre-tax or after tax voluntary savings contributions by each eligible employee of the Company to a trust fund in amounts from 2% to 6% of his compensation, and for matching savings contributions by the Company in amounts as may be established for the Plan as a whole from time to time by the Board of Directors equal to from 20% to 60% of such employee savings contributions. The Company's current contribution equals 25% of such employee savings contributions. The Plan permits each eligible employee to make employee savings contributions by electing to reduce his taxable compensation. Each eligible employee who elects to contribute 6% of his compensation to the trust fund by such compensation reduction, which amounts continue to be eligible for matching Company contributions, may also elect to contribute additional amounts not eligible for matching Company contributions from 1% to 9%, or such lesser amounts as may be permitted by the Code, of his compensation. Amounts in excess of the Code limitations may be eligible for contributions under the benefit equalization plan of the Company.

     Employee contributions under the Savings Program of the Plan vest immediately. The amount of the credit to a participant's account which is attributable to the Company's savings contributions become fully vested upon completion of three years of employment with the Company and is subject to forfeiture prior to the expiration of such period. The Company's contributions under the Stock Ownership Program are fully vested. Directors who are not employees of the Company are not eligible to participate in this Plan.

     Effective January 1, 1992, the Plan was renamed the Federal Paper Board Company Savings and Stock Ownership Plan for Salaried Employees, and assets associated with the non-union hourly employees were transferred from this Plan to a new Plan, the Federal Paper Board Company Savings and Stock Ownership Plan for Non-Union Hourly Employees.

     (C)  1989 KEY EMPLOYEE STOCK OPTION PLAN.

     The Company's 1989 Key Employee Stock Option Plan (the "1989 Plan") was approved by the stockholders on April 18, 1989, and will terminate on April 19, 1999, after which date no further options may be granted under the Plan, although outstanding options will continue to be exercisable in accordance with their terms thereafter. Under the terms of the Plan, a Stock Option Committee, appointed by the Board of Directors, may grant options from time to time to officers and certain key employees of the Company to purchase, in the aggregate, up to 1,500,000 shares of Common Stock of the Company. Options for substantially all of the shares available under this Plan have been granted.

     The 1989 Plan is designed to provide for the grant of options that qualify as "incentive stock options" under the Code, as amended, as well as options that are other than "incentive stock options". Each option granted under the 1989 Plan may provide for stock appreciation rights, i.e., the right to either exercise such option, in whole or in part, without payment of the option price or to request that the Committee permit such exercise without payment of the option price. If an option is exercised without payment, the optionee shall be entitled to receive the excess of the fair market value of the stock covered by the option over the option price. Such amount is payable in stock or may be payable in cash if the option so permits or if the Committee so decides. Each option may also provide that the optionee may exercise the option without payment of the option price by his delivery to the Company of an exercise notice and irrevocable instruction to deliver the shares subject to the option directly to a stock broker named in the notice in exchange for payment of the option price by such broker. With certain exceptions, no option shall be exercisable within one year from the date of grant.

     The stock option tables in this proxy statement contain information about individual exercises and grants.

     (D)  1992 KEY EMPLOYEE STOCK OPTION PLAN.

     The Company's 1992 Key Employee Stock Option Plan (the "1992 Plan") was approved by the stockholders on April 21, 1992, and will terminate on April 20, 2002, after which date no further options may be granted under the Plan, although outstanding options will continue to be exercisable in accordance with their terms thereafter. Under the terms of the Plan, a Stock Option Committee, appointed by the Board of Directors, may grant options from time to time to officers and certain key employees of the Company to purchase, in the aggregate, up to 1,500,000 shares of Common Stock of the Company. Options for shares available under this Plan have been granted, as set forth in the stock option tables in this proxy statement.

     The 1992 Plan is designed to provide for the grant of options that qualify as "incentive stock options" under the Code, as amended, as well as options that are other than "incentive stock options". Each option granted under the 1992 Plan may provide for stock appreciation rights, i.e., the right to either exercise such option, in whole or in part, without payment of the option price or to request that the Committee permit such exercise without payment of the option price. If an option is exercised without payment, the optionee shall be entitled to receive the excess of the fair market value of the stock covered by the option over the option price. Such amount is payable in stock or may be payable in cash if the option so permits or if the Committee so decides. Each option may also provide that the optionee may exercise the option without payment of the option price by his delivery to the Company of an exercise notice and irrevocable instruction to deliver the shares subject to the option directly to a stock broker named in the notice in exchange for payment of the option price by such broker. With certain exceptions, no option shall be exercisable within one year from the date of grant.

     (E)  1992 KEY EMPLOYEES LONG TERM COMPENSATION PLAN

     The 1992 Key Employees Long Term Compensation Plan provides for the granting of Contingent Incentive Awards ("Awards") consisting of a combination of awards calculated as if restricted shares of Common Stock of the Company were issued and cash units. Key employees, including officers of the Company, are eligible to be granted Awards under the Plan. At the time of a grant, performance goals are established to be met over a three (3) year period. Such goals specify graduated levels of attainment which, after designated minimums are met, result in graduated vesting of any Award. No payments were made under this Plan for the 1993 fiscal year.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     Messrs. John R. Kennedy, Quentin J. Kennedy, Robert D. Baldwin and W. Mark Massey, Jr. have Employment Agreements with the Company by the terms of which Mr. John R. Kennedy will act as President, Mr. Quentin J. Kennedy will act as Executive Vice President, and Messrs. Baldwin and Massey, Jr. will act as Senior Vice Presidents of the Company, or in such other capacities as the Board of Directors shall determine. Pursuant to these contracts, the Compensation Committee has approved annual salaries as follows: John R. Kennedy, $900,000; Quentin J. Kennedy, $451,250; Robert D. Baldwin, $427,500; and W. Mark Massey, Jr., $427,500. The Agreement with Mr. Massey, Jr. extends through 1996, the Agreement with Mr. Baldwin extends through 1997, and the Agreements with Messrs. John R. Kennedy and Quentin J. Kennedy extend through 1995 and 1998, respectively. The Agreements with Messrs. John R. Kennedy and Quentin J. Kennedy provide, respectively, among other items, that should he be removed from his position or his duties be diminished or changed in any respect (including a change not material), he may resign and be deemed to have applied for early retirement, or he may elect early retirement at any time after December 31, 1993. In such case, he will receive a pension not reduced as provided in the Company pension plan but rather calculated as if he had continued as an employee in the pension plan through his 65th birthday, at a salary (plus bonus) equal to his salary at time of resignation (and last bonus received), increased annually thereafter at an 8% compounded rate, but in no event calculated on final average salaries of less than

$1,878,264 with respect to the pension plan and $2,020,525 with respect to the SERP (defined in paragraph (a) above, entitled Employee Retirement Plans) for John R. Kennedy, and $1,090,154 with respect to the pension plan and $1,172,734 with respect to the SERP for Quentin J. Kennedy. The additional annual amount above the amounts payable under the Company's pension plans, assuming a resignation and deemed early retirement under such Agreements would be, for John
R. Kennedy, $372,118, and for Quentin J. Kennedy, $368,219.

                         COMPENSATION COMMITTEE REPORT

     During the year 1993 the Executive Committee, consisting of the President, the Executive Vice President, and three outside Directors, acted as the Compensation Committee for the Company.

     This committee reviews salaries and bonuses for the officers and key employees of the Company who are designated as members of the Key Executive Group and which presently numbers 27 persons. This Group includes the President and the next four highest paid officers of the Company. The President recommends, except for himself, salary changes with respect to this group to the Executive Committee for its review and approval. The Executive Vice President removes himself from the meeting when his compensation is being discussed. Neither the President or Executive Vice President is present when the President's compensation is discussed.

     The Company's executive compensation program is based upon business performance, including the performance of the individual with respect to the particular function for which such individual is responsible and the overall performance of the Company. These factors are considered in determining the compensation for the members of the Key Executive Group, including the Company's President. No one factor is determinative of any individual's compensation. Rather, the effectiveness of the executive in the conduct of his assigned duties, including the profitability of his function considered as a whole, is taken into account. The committee did not approve salary increases for the President or any of the four highest paid officers for fiscal year 1993.

     For the year 1993, the Company did not set any specified targets for sales or earnings but estimated these figures in its 1993 budget developed at the beginning of the year. The budget was revised during the year to reflect actual business conditions.

     Fiscal year 1993 sales and earnings were lower than the prior year due to continuing poor market conditions. Return on Shareholders Equity (ROE) was 2.3%. In a year when industry and the Company's results were generally poor due to the economy, the Company reduced its total debt by about $30 million while maintaining the dividend on its common stock and spending $161 million on capital projects. All of these factors were taken into account in determining the 1994 President's and other executive salaries.

     Since 1980 an increasing amount of an executive's yearly compensation has been dependent upon the Company's performance over a three year performance cycle. The three outside directors of the Executive Committee administer the Key Employee Long Term Compensation Plan, which provides bonuses to members of the Key Executive Group. The Plan, described in detail elsewhere in this Proxy Statement, provides bonuses in various percentages of salary based on meeting certain goals over a three year period. No bonuses were paid under this Plan in fiscal year 1993.

     At the March 15, 1994 meeting of the Board of Directors, a separate Compensation Committee was appointed, consisting of Messrs. Cassidy, Clerihue and Kelsey, each of whom is an independent director. The Committee will in the future determine the compensation of the President, Executive Vice President and other members of the Key Executive Group and will administer the 1992 Key Employees Long Term Compensation Plan, which is being submitted to the stockholders for approval at the Company's Annual Meeting.

     The Company has long maintained Stock Option Plans intended to encourage and enable key employees to acquire an ownership interest in the Company through stock ownership. The number of stock options granted to each individual is based on his or her salary range and responsibility. All grants are made at an exercise price equal to the fair market value of the Company common stock on the date of grant. In making its determinations, the Stock Option Committee considers the number of options granted in prior years. In furtherance of this policy, during 1993, stock options were granted to the Company's five most highly compensated executive officers including Mr. John R. Kennedy and 324 other participating employees. The details for the five most highly compensated executive officers appear in the stock option tables set forth elsewhere in this proxy statement.

     Under the terms of the Company's 1989 and 1992 Key Employee Stock Opion Plans, each of which was approved by the shareholders, the Stock Option Committee may, with the approval of an optionee, amend or cancel an outstanding stock option. In May, 1993, the Stock Option Committee reviewed outstanding grants under the 1992 Key Employee Stock Option Plan (the "1992 Plan") and determined that the option price was significantly below the market price due to poor market conditions, not employee performance. To further the goals of the Stock Option Plans and encourage its managerial employees, the Committee, noting that the options has been outstanding for only eight months, elected to cancel and reissue options under such 1992 Plan to 319 employees holding same, including the five most highly compensated officers of the Company. Essentially, each such optionee was given the choice of surrendering his options in return for a reissuance of options at the fair market value on the date of reissue. All affected employees accepted such offer.

     In December, 1993, the Stock Option Committee reviewed all outstanding grants issued on May 16, 1989, September 17, 1991 and February 3, 1992 under the 1989 Key Employee Stock Option Plan (the "1989 Plan"). The Commitee noted that the May 16, 1989 grant in particular had the prospect of expiring without value despite the fact that such had been held over four years, and the options issued thereunder were substantially unexercised. As with the 1992 Plan, the Committee elected to propose to each such optionee a choice of cancellation and reissue. A total of 41 employees accepted such proposal, and each received a new option grant at the fair market value of the Company's common stock on the date of such reissue. Essentially, Company employees holding such options were granted an opportunity to accept a new five year option in place of the outstanding option. The proceeds from the sale of shares pursuant to such options granted will, as provided in the Stock Option Plans, constitute general funds of the Company. The details of such actions with respect to the five most highly compensated officers of the Company are set forth in the Ten-Year Option Repricings table appearing on page 8 of this Proxy Statement.

                               Thomas L. Cassidy
                                W. Ran Clerihue
                                 John L. Kelsey
                                John R. Kennedy
                               Quentin J. Kennedy
                                James T. Flynn*

- - ---------------
* Member of Stock Option Committee, not Compensation Committee.

                          TRANSACTIONS WITH MANAGEMENT

     1. The Company maintains a program to assist employees, including officers, who are relocated to and from different company locations, and wish to purchase homes. Under this program, loans were made to employees, including officers of the Company, on a shared appreciation basis. In fiscal year 1992, all such loans were revised in various respects, including the elimination of the shared appreciation feature, and reissued. As revised, the loans are secured, and will extend for a period up to twenty years from October 1, 1992. During the first ten year period, no interest is charged, but 15% of any bonus paid must be applied to reduce the outstanding principal. Thereafter, the loans bear interest at the long-term Federal Government Rate, and the principal is amortized over such term. Set forth below is a listing of the officers of the Company who presently participate in the program, and the current sums outstanding.

     (a) Thomas L. Cox, Vice President and Treasurer -- $383,565.

     (b) Louis O. Grissom, Vice President, Riegelwood Operations -- $293,296.

     (c) Roger L. Sanders, II, Controller -- $137,000.

     (d) Leon K. Semke, Vice President, Manufacturing Technology -- $102,500.

     (e) Michael G. Culbreth, Vice President, Employee Relations -- $294,336.

     (f) William R. Snellings, Vice President, Paperboard Sales -- $245,547.

     (g) Carl L. Bumgardner, Vice President, Printing Paper Sales -- $177,331.

                           COMPENSATION OF DIRECTORS

     Compensation for covered directors in 1993 amounted to $25,000 plus $1,000 for each meeting of the Board or a committee of the Board attended. Directors of the Company who are not actively engaged as officers or employees of the Company are covered by a deferred compensation plan under which they may elect to defer compensation until retired from the Board. The deferred compensation is equal to annual compensation (1) determined as if the sum were invested in the Common Stock of the Company at the average of the closing prices for the 20 trading days preceding the last day of such year, and such shares were sold at the average of the closing prices for the 20 trading days preceding the last business day prior to the day that the deferred compensation becomes due; plus an amount equal to an amount that would be realized if such stock had been purchased and the dividends thereon had been invested, at the closing price on the dividend payment dates, in the Common Stock of the Company and sold at the average of the closing prices for the 20 trading days preceding the last business day prior to the day that the deferred compensation becomes due, or (2) with interest from the last day of the year to which the compensation applies to the date of payment. Directors covered by the plan may elect to receive their compensation on a current basis.

     The Company also maintains a retirement plan (the "Plan") for certain Directors of the Company. Eligible for benefits under the Plan are Directors of the Company who (i) cease to be a Director of the Company for any reason, (ii) have completed at least five years of service as a Director of the Company,
(iii) have reached at least 60 years of age or have become disabled, and (iv) are not receiving a retirement benefit from one of the Company's qualified pension plans. Eligible Directors shall receive a monthly benefit equal to the greater of (i) $1,417, (ii) the monthly retainer being paid to Directors of the Company at the time such Director becomes eligible under the Plan, or (iii) the monthly retainer being paid to Directors of the Company or any successor company at the time of payment. Benefits under the Plan will continue for the lesser of 10 years or the number of years the Director served as a Director of the Company. In the event of the death of the Director either while serving as a Director of the Company or while receiving benefits under the Plan, the benefit provided under the Plan shall then be paid on a monthly basis to the Director's named beneficiary or if no beneficiary has been named, shall be paid to his or her estate.

     On April 20, 1993, the stockholders approved the adoption of the Company's 1992 Stock Option Plan for Non-Employee Directors (the "Directors Plan"). The Directors Plan is designed to provide for the granting of options that are other than "incentive stock options" under the Code. The purpose of adopting the Directors Plan is to have available a stock compensation plan that will encourage and enable non-employee directors of the Company to acquire a proprietary interest in the Company through stock ownership and will assist the Company in attracting and retaining experienced and highly qualified directors. The Directors Plan is administered by the Board of Directors.

     Subject to adjustments for certain stock splits and other recapitalizations, the total number of shares that may be optioned under the Directors Plan is 150,000 shares of Company Common Stock. Any shares subject to an option which for any reason cease to be subject to the option may again be optioned under the Directors Plan. Proceeds from the sale of shares pursuant to options granted under the Directors Plan shall constitute general funds of the Company.

     Directors of the Company who are not and have never been officers or employees of the Company or its subsidiaries are eligible to participate in the Directors Plan. Any person who becomes a director of the Company subsequent to October 20, 1992 and is an eligible director, provided there are sufficient shares available under the Directors Plan, shall be granted an option to purchase 10,000 shares of the Common Stock of the Company on the date of election or appointment as a Director. If there are insufficient shares available to make all grants specified on the applicable date, then all those who become entitled on that date shall share ratably in the then available shares.

     The option price per share shall not be less than 100% of the fair market value at the time the option is granted. Fair market value shall be the average of the high and low sales price of the Common Stock on the date of grant as reported on the New York Stock Exchange Composite transactions tape. Options granted under the Directors Plan will expire 10 years from the date of grant. With certain exceptions, no option shall be exercisable within one year from the date of grant.

     Messrs. Cassidy, Clerihue, Flynn, Kelly and Kelsey each was granted an option under the Directors Plan on October 20, 1992, to purchase 10,000 shares of the Common Stock of the Company at $26.25 per share. There were no option grants under the Directors Plan in fiscal year 1993.

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors to file initial reports of ownership and reports of changes in ownership of stock in the Company with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange. Officers and directors are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that during fiscal year 1993 all filing requirements applicable to its executive officers and directors were met, except that Stewart Monroe, Jr., Vice President, Pulp Sales was unable to timely file a Form 4 while overseas on company business. The Form 4 was promptly filed upon his return to the United States.

                               PERFORMANCE GRAPH

     The following Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

     The graph compares the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock (as measured by dividing; (i) the sum of: (A) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment and (B) the difference between the Company's share price at the end and the beginning of the measurement period; by (ii) the share price at the beginning of the measurement period) with the cumulative total return assuming reinvestment of dividends of (1) the S&P 500 Index and (2) the S&P Paper/Forest.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                       AMONG THE COMPANY, S&P 500 INDEX,
                AND S&P PAPER/FOREST BEGINNING DECEMBER 31, 1988

                                  FEDERAL PA-                       S&P PA-
      MEASUREMENT PERIOD           PER BOARD                      PER/FOREST
    (FISCAL YEAR COVERED)        COMPANY, INC.      S&P 500          INDEX
1988                                       100             100             100
1989                                       132             132             121
1990                                        99             128             110
1991                                       160             166             139
1992                                       143             179             159
1993                                       129             197             175

                                                      SOURCE: GEORGESON CO. INC.

                            PROPOSALS TO BE ACTED ON

     In addition to the election of three directors, the following matters will be acted on:

PROPOSAL NO. 2 -- APPROVAL OF THE 1992 KEY EMPLOYEES LONG TERM
                  COMPENSATION PLAN

     The Board of Directors of the Company at its meeting on March 15, 1994, authorized that the Federal Paper Board Company 1992 Key Employees Long Term Compensation Plan (the "Plan") be submitted to the shareholders for approval.

     The Plan was originally adopted by the Board of Directors in 1991 as the Federal Paper Board Company, Inc. 1991 Key Employees Long Term Compensation Plan, and Contingent Incentive Awards (as hereinafter defined) were issued thereunder for fiscal years 1992, 1993, and 1994, and are presently outstanding. This Plan was amended, restated and renamed the Federal Paper Board Company 1992 Key Employees Long Term Compensation Plan earlier this year.

     Under the 1993 Omnibus Budget Reconciliation Act ("OBRA"), Congress limits to $1 million per year the tax deduction available to public companies for certain compensation paid to designated executive officers. Compensation paid under the Plan is subject to such limitation. However, OBRA provides an exception from this limitation for certain "performance based" compensation, if various requirements, including shareholder approval of the compensation plan, is satisfied. The Company believes that the Plan, if approved by the shareholders for Contingent Incentive Awards presently outstanding or hereafter issued under the Plan, would permit the Company to deduct an amount equal to the taxable income reportable by the recipient thereof.

     The Plan is performance based, and is designed to provide incentive and reward to a limited group of key executive and managerial employees of the Company and its subsidiaries whose contributions, services and decisions have a long term impact on the operations of the Company.

     The Committee has granted awards to a total of 27 employees for each of the Award Cycles commencing in fiscal years 1992, 1993, and 1994, respectively. Officers of the Company participating in the Plan in fiscal years 1992, 1993, and 1994 totalled 20, 21, and 21, respectively, while participants in the Plan who were not officers of the Company in fiscal years 1992, 1993, and 1994 totalled 7, 6, and 6, respectively.

     The affirmative vote of a majority of the votes cast by the holders of the outstanding shares of Common and $1.20 Convertible Preferred Stock entitled to vote, voting together as one class, is required for the adoption of the Plan.

     The full text of the Plan may be obtained without charge by Stockholders by written request to Federal Paper Board Company, Inc., 75 Chestnut Ridge Road, Montvale, New Jersey 07645, Attention: Secretary.

     The Plan is summarized below:

1.  GENERAL:

     The Plan, as amended and restated, provides for the granting of Contingent Incentive Awards consisting of a combination of an assumed issuance of Common Stock of the Company ("Phantom Stock") and cash units. The retention or payment of Contingent Incentive Awards will depend on the extent to which the Company has met the Performance Goals established for each Contingent Incentive Award over an Award Cycle consisting of three fiscal years of the Company.

2.  ELIGIBILITY:

     Key employees, including officers of the Company and its subsidiaries (but excluding members of the Committee), who are from time to time responsible for the management, growth and protection of the business of the Company and its subsidiaries are eligible to be granted awards under the Plan. The employees who shall receive awards under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among those eligible.

3.  DESCRIPTION OF AWARDS:

     Each Contingent Incentive Award granted to a participant under the Plan shall consist of (a) Phantom Stock having a fair market value on the date of the grant approximately equal to 50% of such participant's basic annual salary as of the beginning of the applicable Award Cycle and (b) cash units equal in amount to approximately 75% of such basic annual salary. The fair market value of such Phantom Stock shall be the average closing prices on the New York Stock Exchange for the 20 consecutive trading days immediately preceding the date of grant. In the event a participant is compensated in whole or in part on a commission basis, his basic annual salary shall be deemed to be his total salary and commissions for the year immediately preceding the applicable Award Cycle. The amount of cash units awarded to each participant under the Plan shall be credited to a memorandum account maintained by the Company for such participant and the participant shall have no rights thereto until and unless such units become payable under the terms of the Plan.

     Participants credited with Phantom Stock shall receive cash dividend equivalents on such Stock as and when dividends are paid on Common Stock of the Company.

     The following table shows the Contingent Incentive Awards granted under the Plan for the 1992, 1993 and 1994 fiscal year Award Cycles, respectively, to each of the named executive officers, to all directors and officers as a group, and to employees not officers or directors as a group.

                               NEW PLAN BENEFITS

                 1992 KEY EMPLOYEES LONG TERM COMPENSATION PLAN

                                                                 PHANTOM           CASH
                        NAME                        YEAR          SHARES           UNITS
    ---------------------------------------------   -----        --------        ---------
    John R. Kennedy
      President and Chief Executive Officer......    1994          20,875        $ 675,000
                                                     1993          19,641          750,000
                                                     1992          15,736          600,000
    Quentin J. Kennedy
      Executive Vice President...................    1994          10,466          338,437
                                                     1993           9,329          356,250
                                                     1992           7,376          281,250
    Robert D. Baldwin
      Senior Vice President......................    1994           9,915          320,625
                                                     1993           8,838          337,500
                                                     1992           6,884          262,500
    W. Mark Massey, Jr.
      Senior Vice President......................    1994           9,915          320,625
                                                     1993           8,838          337,500
                                                     1992           6,884          262,500
    John E. Abodeely
      Vice President.............................    1994           5,218          168,750
                                                     1993           4,419          168,750
                                                     1992           3,442          131,250
    All Directors and Officers
      as a Group.................................    1994         115,074        3,721,095
                                                     1993          96,741        3,696,410
                                                     1992          82,944        3,162,888
    All employees (other than officers
      and directors).............................    1994          17,672          571,500
                                                     1993          14,767          564,000
                                                     1992          13,315          507,750

4.  TERMS AND CONDITIONS OF CONTINGENT INCENTIVE AWARDS:

     All Contingent Incentive Awards shall be subject to the following terms and conditions:

     a) The applicable Award Cycle for the initial grant of Contingent Incentive Awards under the Plan shall be the Company's three fiscal years commencing with the 1992 fiscal year. The applicable Award Cycle for later grants of Contingent Incentive Awards under the Plan shall be the Company's three fiscal years commencing with the fiscal year in which or as to which the grant is made. The Performance Goals to be established by the Committee for each Award Cycle shall include attaining certain levels of return on shareholder's equity or growth in earnings per share over the Award Cycle, or such other financial objectives of the Company during or over the Award Cycle as the Committee may determine for each grant or any single such financial objective or any combination of same. The Performance Goals shall specify graduated levels of attainment thereof which, after the designated minimums have been met, will result in graduated vesting of the Contingent Incentive Awards relating thereto. Failure of the Company to meet the designated minimum Performance Goals for any Award Cycle will result in the complete cancellation and forfeiture of all Contingent Incentive Awards relating thereto; whereas the attainment by the Company of the uppermost

Performance Goals designated by the Committee will result in the full payment of the related Contingent Incentive Awards, except to the extent such Awards have been forfeited as hereinafter provided.

     b) At the expiration of each Award Cycle the Committee shall determine as soon as practicable thereafter the extent to which the Contingent Incentive Awards related to such Award Cycle have become vested and the extent to which such Contingent Incentive Awards have become forfeited. Forfeited Contingent Incentive Awards shall first reduce the cash unit portion of such awards and any forfeiture in excess of such cash unit portion shall then reduce the Phantom Stock portion of such Award. Holders of Contingent Incentive Awards which have become vested will thereupon receive from the Company the cash value of the Phantom Stock which has become vested. The cash value of each share of Phantom Stock shall be the average closing price for the Common Stock of the Company on the New York Stock Exchange for the twenty consecutive trading days immediately preceding the end of the Award Cycle. The Company shall also pay in cash to the holders of such Contingent Incentive Awards the amount of any cash units which have become vested and the balance, if any, which has not become vested shall be forfeited. The maximum Contingent Incentive Award payable to a participant shall in no event exceed 175% of such participant's basic annual salary as of the beginning of the applicable Award Cycle.

     c) Notwithstanding the foregoing, if a holder of any Contingent Incentive Award ceases to be an employee of the Company and its subsidiaries prior to the expiration of any Award Cycle to which such Award or Awards relate for any reason other than death, disability or retirement under the Company's Retirement Plan, then his interest in any such Contingent Incentive Award shall thereupon become forfeited. If a holder of any Contingent Incentive Award ceases to be an employee of the Company and its subsidiaries prior to the expiration of any Award Cycle to which such Award or Awards relate by reason of death, disability or retirement under the Company's Retirement Plan, then his interest in any such Contingent Incentive Award to the extent such becomes vested at the close of the Award Cycle shall be prorated based on the period of his employment during the applicable Award Cycle divided by three years. Death, disability and retirement under the Company's Retirement Plan after the expiration of an Award Cycle shall not cause any forfeiture of rights to Contingent Incentive Awards relating to such Award Cycle to the extent same become vested. Any amounts which become payable to a deceased participant shall be paid to the beneficiary designated by him in a writing filed with the Company, or if no such beneficiary is designated or survives the participant, to the legal representative of the participant's estate.

5.  CHANGES IN CAPITALIZATION, CONSOLIDATIONS OR MERGERS:

     In the event there is a change in, reclassification, subdivision or combination of, stock dividend on, or exchange of stock of the Company for the outstanding Common Stock of the Company, the number of shares of Phantom Stock subject to outstanding awards shall be appropriately adjusted by the Committee whose determination shall be conclusive.

     If the Company shall be consolidated with or merged into another corporation, each employee who has a Contingent Incentive Award shall be entitled to become vested therein to the extent the Performance Goals have been achieved as of the date of such consolidation or merger but only in the ratio that the period of the applicable Award Cycle which has been completed as of such date bears to three years.

6.  ADMINISTRATION:

     The Board of Directors of the Company shall appoint a Committee (the "Committee") consisting of two or more members of the Board of Directors, who shall administer the Plan and serve at the pleasure of the Board of Directors. The members of the Committee shall not be eligible to participate in the Plan while serving on the Committee and shall be Independent Directors of the Company. The Committee shall have full power and authority, subject to the provisions of the Plan, to designate participants in the Plan, to determine the terms of such participation, to interpret the provisions of the Plan, to supervise the administration of the Plan, to promulgate rules and regulations, and to take all action in connection with or relating to the Plan as it deems necessary. Decisions and designations of the Committee shall be by a majority of its members and shall be final. Any decision reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made at a meeting duly held.

7.  TERM OF THE PLAN:

     The Plan shall become effective as to Contingent Incentive Awards granted since January 1, 1992, and presently outstanding, or hereafter granted, and shall terminate on December 31, 2004, unless sooner terminated by the Board of Directors of the Company. The termination of the Plan shall not affect Contingent Incentive Awards granted pursuant to the Plan prior to such termination date, but no Contingent Incentive Award shall be granted under the Plan after such termination date.

8. AMENDMENT OF THE PLAN AND TERMS AND CONDITIONS OF
    OPTIONS AND AWARDS:

     The Board of Directors may discontinue the Plan, provided that such discontinuance shall not adversely affect any employee with respect to awards then held by him.

     The Board of Directors recommends a vote FOR the approval of the 1992 Key Employees Long Term Compensation Plan.

PROPOSAL NO. 3 -- INDEPENDENT PUBLIC ACCOUNTANTS

     The stockholders will also be asked to vote upon the selection of auditors for the Company. Deloitte & Touche has acted as auditors to the Company since 1937, and the Board of Directors has selected this firm as auditors for the Company for fiscal year 1994, subject to ratification of the selection by the stockholders. Representatives of Deloitte & Touche are expected to be present at the stockholders' meeting and will have an opportunity to make a statement, if they desire, and are expected to be available to respond to appropriate questions. The Board recommends that the stockholders vote FOR ratification of the appointment.

PROPOSAL NO. 4 -- SHAREHOLDER PROPOSAL

     The Company has been informed that the New York City Employees Retirement System intends to offer the following proposal for the consideration and approval of the stockholders at this Annual Meeting.

               CREATION OF AN INDEPENDENT COMPENSATION COMMITTEE
                              SHAREHOLDER PROPOSAL

     WHEREAS, the board of directors is meant to be an independent body elected by shareholders and charged by law and shareholders with the duty, authority and responsibility to formulate and direct corporate policies, and

     WHEREAS, this company has provided that the board may designate from among its members one or more committees, each of which to the extent allowed, shall have certain designated authority, and

     WHEREAS, we believe that there must be a link between corporate performance and executive compensation, and that it is important that our company's executive compensation structure become more closely tied to performance, and

     WHEREAS, we believe that directors independent of management are best qualified to act in the interests of shareholders and can take steps necessary to evaluate management performance, establish executive compensation and establish a better relationship between company performance and executive pay, NOW THEREFORE BE IT

     RESOLVED, that the shareholders request the company establish a Compensation Committee to evaluate and establish executive compensation. The Committee shall be composed solely of independent directors and shall have access to outside advice, such as, but not restricted to, compensation consultants.

     For these purposes, an independent director is one who: (1) has not been employed by the Company or an affiliate in an executive capacity within the last five years; (2) is not a member of a company that is one of the company's paid advisors or consultants; (3) is not employed by a significant customer or supplier; (4) does not have a personal services contract with the company; (5) is not employed by a tax-exempt organization that receives significant contributions from the company; (6) is not a relative of the management of the company; (7) has not had any business relationship that would be required to be disclosed under Regulation S-K. Also, to the extent possible within the standards stated above, no individual shall serve on the Committee in the year preceding the expiration of that individual's term as a director.

                              STATEMENT OF SUPPORT

     As long-term shareholders we are concerned about our company's prospects for profitable growth. This is intended to address the issue of pay vs. performance and to provide shareholders with an independent committee which will represent their interests. We urge you to vote FOR this proposal.

                              MANAGEMENT STATEMENT

     The Company's Executive Committee has acted as a Compensation Committee of the Company for more than ten years. During that time the President and Executive Vice President, who are members of the Executive Committee, did not take part in discussions with other members of the Committee in discussing their own compensation. At the March 15, 1994 meeting of the Board of Directors a Compensation Committee was appointed, consisting of Messrs. Cassidy, Clerihue and Kelsey, each of whom is an independent director, meaning that they are not officers of the Company, are not related to any Company officer, and are, in the view of the Board of Directors, free of any relationship that would interfere with the exercise of independent judgment. The Compensation Committee, as presently constituted, achieves the goals sought by the shareholder proposal without implementing a rigid formula defining independence and therefore membership on the Committee. Management urges a vote AGAINST the shareholder proposal.

  Other Business

     The Management knows of no business to come before the meeting other than as stated in the notice of the meeting, except that the minutes of the Annual Meeting of Stockholders held April 20, 1993 will be presented for approval as to form, but such action is not to constitute approval or disapproval of any of the matters referred to in such minutes. Should any unexpected business properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their judgment on such matters.

STOCKHOLDER PROPOSALS -- 1995 ANNUAL MEETING

     Stockholders intending to present proposals at the 1995 Annual Meeting of Stockholders must submit such proposals to the Company at the address specified immediately above not later than November 15, 1994, in order for this material to be included in the Proxy Statement and Proxy relating to such meeting.

                                          By Order of the Board of Directors,

                                          JOHN T. FLYNN, JR.
                                          Assistant Secretary

March 15, 1994

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                      FEDERAL PAPER BOARD COMPANY, INC.
         Proxy for the Annual Meeting of Stockholders April 19, 1994

$1.20 CONVERTIBLE
PREFERRED STOCK

        The undersigned hereby appoints John R. Kennedy, John L. Kelsey and Quentin J. Kennedy, or any one of more of them, proxies of the undersigned with power of substitution, to vote all of $1.20 Convertible Preferred Stock of Federal Paper Board Company, Inc. which the undersigned would be entitled to vote if then present in person at the Annual Meeting of Stockholders to be held at Chemical Bank, (11th Floor), 270 Park Avenue, New York, New York, at 10:00 A.M., on April 19, 1994, and at any adjournments thereof, with all the power the undersigned would possess if personally present, with respect to the following matters as more fully set forth in the accompanying proxy statement.

1.  Election of Directors, Nominees:

    / /  FOR all nominees listed below (except    / /  WITHHOLD AUTHORITY to vote for all nominees
         as marked to the contrary below)              listed below


    Class II: W. Ran Clerihue, Quentin J. Kennedy, and James T. Flynn

    INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the nominee's name above. The Company recommends a vote "For" items 2 and 3, and "Against" item 4.

2.  Adoption of the 1992 Key Employees Long Term Compensation Plan.
    / / FOR           / / AGAINST             / /ABSTAIN

3. To consider and vote upon a proposal to ratify the action of the Board of Directors in appointing the firm of Deloitte and Touche as auditors of the Company for fiscal year 1994.
    / / FOR           / / AGAINST             / /ABSTAIN

4.  Adoption of the Shareholder Proposal.
    / / FOR           / / AGAINST             / /ABSTAIN

5. To transact such other business as may properly come before the meeting or any adjournment thereof.
    The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournment thereof.
    / / Check here for address change and write new address on reverse side.

This proxy will be voted as specified. If no direction is given, this proxy will be voted "against" proposal 4, and "for" proposals 1, 2, 3 and 5.



                                    PLEASE MARK, SIGN, DATE AND RETURN THIS
                                    PROXY IN THE ENCLOSED ENVELOPE.

                                    Dated:                          1994
                                          ------------------------,

                                    -----------------------------------   L.S.

                                    -----------------------------------   L.S.
                                    (Note: Please sign name exactly as it
                                    appears on stock certificate. Joint owners should each sign personally, give full title when signing as attorney, director, administrator, trustee or guardian, etc. The signatory hereby acknowledges receipt of Notice of Annual Meeting of Stockholders, and Proxy Statement dated March 15, 1994.)

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                      FEDERAL PAPER BOARD COMPANY, INC.
         Proxy for the Annual Meeting of Stockholders April 19, 1994

COMMON STOCK

        The undersigned hereby appoints John R. Kennedy, John L. Kelsey and Quentin J. Kennedy, or any one of more of them, proxies of the undersigned with power of substitution, to vote all of The Common Stock of Federal Paper Board Company, Inc. which the undersigned would be entitled to vote if then present in person at the Annual Meeting of Stockholders to be held at Chemical Bank, (11th Floor), 270 Park Avenue, New York, New York, at 10:00 A.M., on April 19, 1994, and at any adjournments thereof, with all the power the undersigned would possess if personally present, with respect to the following matters as more fully set forth in the accompanying proxy statement.

1.  Election of Directors, Nominees:

    / /  FOR all nominees listed below (except    / /  WITHHOLD AUTHORITY to vote for all nominees
         as marked to the contrary below)              listed below


    Class II: W. Ran Clerihue, Quentin J. Kennedy, and James T. Flynn

    INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the nominee's name above. The Company recommends a vote "For" items 2 and 3, and "Against" item 4.

2.  Adoption of the 1992 Key Employees Long Term Compensation Plan.
    / / FOR           / / AGAINST             / /ABSTAIN

3. To consider and vote upon a proposal to ratify the action of the Board of Directors in appointing the firm of Deloitte and Touche as auditors of the Company for fiscal year 1994.
    / / FOR           / / AGAINST             / /ABSTAIN

4.  Adoption of the Shareholder Proposal.
    / / FOR           / / AGAINST             / /ABSTAIN

5. To transact such other business as may properly come before the meeting or any adjournment thereof.
    The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournment thereof.
    / / Check here for address change and write new address on reverse side.

This proxy will be voted as specified. If no direction is given, this proxy will be voted "against" proposal 4, and "for" proposals 1, 2, 3 and 5.



                                    PLEASE MARK, SIGN, DATE AND RETURN THIS
                                    PROXY IN THE ENCLOSED ENVELOPE.

                                    Dated:                          1994
                                          ------------------------,

                                    -----------------------------------   L.S.

                                    -----------------------------------   L.S.
                                    (Note: Please sign name exactly as it
                                    appears on stock certificate. Joint owners should each sign personally, give full title when signing as attorney, director, administrator, trustee or guardian, etc. The signatory hereby acknowledges receipt of Notice of Annual Meeting of Stockholders, and Proxy Statement dated March 15, 1994.)